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Exhibit 16

November 19, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments included under the heading "Independent Auditors" of Form S-1 by our former client, 2ndSwing, Inc., insofar as they relate to our Firm.

Sincerely,

Silverman Olson Thorvilson & Kaufmann LTD
Minneapolis, Minnesota

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  Exhibit 16